Exhibit 99.1

Cincinnati Bell Inc. Reports First Quarter 2011 Results

  Revenue of $361 million, up 11 percent from the first quarter of 2010 driven by a $23 million or 117 percent increase in Data Center Colocation revenue
  Adjusted EBITDA of $142 million is the strongest quarterly performance since 2002 and is up $15 million or 12 percent both sequentially and year over year, with an increase of $13 million or 122 percent in Data Center Colocation Adjusted EBITDA
  Wireless Adjusted EBITDA improved by $13 million or 99 percent sequentially, delivering 37 percent Adjusted EBITDA margin
  Third consecutive quarterly improvement in overall access line loss percentage and lowest in-territory line loss percentage since 2007

CINCINNATI--(BUSINESS WIRE)--May 5, 2011--Cincinnati Bell Inc. (NYSE:CBB) today announced financial results for the first quarter of 2011. For the quarter, revenue was $361 million, an increase of 11 percent compared to the first quarter of 2010, primarily driven by increases of 117 percent and 36 percent from the Data Center Colocation and IT Services and Hardware segments, respectively. Operating income was $86 million, 5 percent improved over 2010, and net income of $18 million resulted in diluted earnings per share of 8 cents. Cincinnati Bell generated adjusted earnings before interest, taxes, depreciation and amortization1 (Adjusted EBITDA) of $142 million in the first quarter, representing its highest Adjusted EBITDA since 2002 and a $15 million increase compared to the first and fourth quarters of 2010.

“With double digit revenue and Adjusted EBITDA growth, we are firing on all cylinders and clearly beginning to see the benefits of the strategic transformation that we embarked on last year,” said Jack Cassidy, president and chief executive officer. “Focused execution and profit management are driving noticeable results in our Wireline and Wireless businesses, allowing us to fuel the growth in the data center business.”

Quarterly Highlights

  Data Center Colocation revenue of $43 million increased by $23 million, or 117 percent, compared to a year ago and Adjusted EBITDA for the quarter was $24 million, a 122 percent increase over the first quarter of 2010, primarily as a result of the acquisition of CyrusOne in the second quarter of 2010. CyrusOne contributed $22 million in revenue and $14 million of Adjusted EBITDA in the first quarter, resulting in an Adjusted EBITDA margin2 in excess of 60 percent. Available data center square footage increased by 20,000 square feet from the fourth quarter of 2010, and an additional 28,000 square feet were utilized during this first quarter, improving utilization to 90 percent. The Company is currently expanding several of its data centers to capture this demand.
  Wireless Adjusted EBITDA margin of 37 percent was comparable to that achieved in the first quarter of 2010, rebounding from the lower margin in the fourth quarter of 2010 which was saddled with higher acquisition costs. Wireless operating income increased to $16 million from $4 million in the fourth quarter of 2010.
  Wireline revenues for the quarter amounted to $184 million, representing a sequential increase in revenue for the first time in over a year, and the Adjusted EBITDA margin remained a very strong 49 percent. Homes passed with Fioptics increased by 4,000 in the first quarter for a total of 83,000 homes passed. Fioptics entertainment subscribers increased by 2,500 during the quarter, and high-speed internet subscribers increased by 2,400, including customers using both Fioptics and DSL products. Year over year access line loss in the first quarter was 6.76 percent, an improvement when compared to the 6.83 percent loss in the fourth quarter of 2010.

Financial and Operations Review

“We are extremely pleased with our first quarter Adjusted EBITDA and the broad strength we saw in our business with three of our four segments showing sequential revenue and Adjusted EBITDA improvement,” said Gary Wojtaszek, chief financial officer. “We are confident that the continued growth in our data center business combined with diligent expense management will enable us to deliver another great year of financial performance.”

Data Center Colocation

Revenue for the quarter increased to $43 million, up $23 million or 117 percent from a year ago, primarily due to the acquisition and growth of CyrusOne. Operating income was $12 million, up 30 percent from the fourth quarter of 2010 and 79 percent from the first quarter of 2010, primarily reflecting the additional revenue as well as a restructuring charge recorded in the fourth quarter. Adjusted EBITDA for the quarter was $24 million, or 55 percent of revenue, an increase of 122 percent from a year ago. At March 31, 2011, data center utilization improved to 90 percent on 659,000 square feet of data center space from 88 percent at year-end. The contracts signed by CyrusOne in the fourth quarter of 2010 are expected to begin producing revenue as early as the second quarter of 2011, continuing the growth momentum in this business.

Wireline Segment

Quarterly revenue increased to $184 million, which was $1 million higher than the fourth quarter of 2010 but down $4 million, or 2 percent, from a year ago. Operating income for the quarter was $60 million compared to $63 million in the first quarter of 2010, and Adjusted EBITDA totaled $90 million, down $3 million, or 3 percent, from the first quarter of 2010 but up $2 million over the fourth quarter of 2010. Adjusted EBITDA margin for this segment was 49 percent, comparable to last year. The sequential growth from our Fioptics services, audio conferencing and VoIP products more than offset the revenue loss from fewer access lines. Year-over-year total access line loss in the first quarter was 6.76 percent, the lowest rate of loss in the past seven quarters. In-territory line loss of 7.37 percent was the lowest since the second quarter of 2007.

For the quarter, Wireline added 2,500 Fioptics entertainment subscribers and 2,400 high-speed internet customers, which includes customers using both Fioptics and DSL products. The company now has 31,000 Fioptics entertainment and high-speed internet customers. Homes passed with Fioptics total 83,000 at the end of the first quarter compared to 79,000 at December 31, 2010.

Wireless Segment

Quarterly revenue from the Wireless segment increased 3 percent from the fourth quarter to $71 million primarily due to higher prepaid service and equipment revenue. Operating income for the first quarter of 2011 was $16 million, an increase of $12 million from the fourth quarter of 2010 and a decrease of $1 million from the first quarter of 2010. Adjusted EBITDA of $26 million was double the fourth quarter and a 2 percent decrease from the first quarter of 2010. Adjusted EBITDA margin was consistent with the prior year first quarter at 37 percent and significantly better than the 19 percent margin from the fourth quarter of 2010. The Adjusted EBITDA and margin from the fourth quarter of 2010 were negatively impacted by heavy acquisition costs incurred for holiday promotions to drive subscriber activations. First quarter Adjusted EBITDA margin has returned to more normal levels.

Total wireless subscribers decreased to 504,000 at the end of the first quarter of 2011, from 509,000 at year-end and 523,000 at the end of the first quarter of 2010. Compared to the first quarter of 2010, postpaid churn in the quarter remained flat at 2.1 percent while prepaid churn improved to 5.5 percent from 6.2 percent. Postpaid average revenue per user (ARPU) in the first quarter was $48.90 compared to $49.17 a year ago. Voice ARPU declined by 7 percent, partially offset by a 23 percent increase in data ARPU, which is consistent with the data growth trends noted in previous quarters. The company now has 97,000 postpaid smartphone subscribers, which represents 28 percent of total postpaid subscribers, up from 23 percent a year ago, and prepaid smartphone subscribers of 14,000, an increase of 43 percent from the fourth quarter. Prepaid ARPU was $29.52, essentially flat compared to a year ago.

IT Services and Hardware Segment

Quarterly revenue was $70 million compared to $52 million in the first quarter of 2010 and $78 million in the fourth quarter. Operating income for the quarter was $3 million, which represents a $3 million increase over the first quarter of 2010. Adjusted EBITDA increased by 135 percent to $5 million compared to a year ago while decreasing 24 percent from the fourth quarter. The decrease in revenue and Adjusted EBITDA from the fourth quarter is primarily due to seasonally strong hardware sales during the fourth quarter, which is consistent with prior years.

2011 Outlook

Cincinnati Bell reaffirms its financial guidance for 2011:

Category	2011 Guidance
Revenue	$1.4 billion
Adjusted EBITDA	Approx. $530 million*
Free Cash Flow[3]	Approx. $5 million*

*Plus or minus 2 percent

Conference Call/Webcast

Cincinnati Bell will host a conference call today at 5:00 p.m. (ET) to discuss its results for the first quarter of 2011. A live webcast of the call will be available via the Investor Relations section of www.cincinnatibell.com. The conference call dial-in number is (866) 780-1233. Callers located outside of the U.S. and Canada may dial (816) 581-1571. A taped replay of the conference call will be available one hour after the conclusion of the call until 5:00 p.m. on Wednesday May 19, 2011. For U.S. callers, the replay will be available at (888) 203-1112. For callers outside of the U.S. and Canada, the replay will be available at (719) 457-0820. The replay reference number is 7365700. An archived version of the webcast will also be available in the Investor Relations section of www.cincinnatibell.com.

Safe Harbor Note

Certain of the statements and predictions contained in this report constitute forward-looking statements within the meaning of the Private Litigation Reform Act. In particular, statements, projections or estimates that include or reference the words “believes,” “anticipates,” “plans,” “intends,” “expects,” “will,” or any similar expression fall within the safe harbor for forward-looking statements contained in the Reform Act. Actual results or outcomes may differ materially from those indicated or suggested by any such forward-looking statement for a variety of reasons, including, but not limited to: changing market conditions and growth rates within the telecommunications industry or generally within the overall economy; changes in competition in markets in which the company operates; pressures on the pricing of company products and services; advances in telecommunications technology; the ability to generate sufficient cash flow to fund the company’s business plan, repay the company’s debt and interest obligations, and maintain its networks; the ability to refinance indebtedness when required on commercially reasonable terms; changes in the telecommunications regulatory environment; changes in the demand for the company’s services within the overall mix of products sold, as the company’s products and services have varying profit margins; the company’s ability to introduce new service and product offerings on a timely and cost effective basis; work stoppages caused by labor disputes; restrictions imposed under various credit facilities and debt instruments; the company’s ability to attract and retain highly qualified employees; the company’s ability to access capital markets and the successful execution of restructuring initiatives; changes in the funded status of the company’s retiree pension and healthcare plans; changes in the company’s relationships with current large customers, a small number of whom account for a significant portion of company revenue; disruption in the company’s back-office information technology systems, including its billing system; the company’s ability to integrate successfully the business of Cyrus Networks, LLC with the company’s existing operations and to achieve the anticipated benefits of the acquisition of Cyrus Networks, LLC; and failure of or disruption in the operation of the company’s data center. More information on potential risks and uncertainties is available in recent filings with the Securities and Exchange Commission, including Cincinnati Bell’s Form 10-K report, Form 10-Q reports and Form 8-K reports. The forward-looking statements included in this report represent company estimates as of May 5, 2011. Cincinnati Bell anticipates that subsequent events and developments will cause its estimates to change.

Use of Non-GAAP Financial Measures

This press release contains information about adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), Adjusted EBITDA margin, free cash flow, net income excluding special items, and net debt. These are non-GAAP financial measures used by Cincinnati Bell management when evaluating results of operations and cash flow. Management believes these measures also provide users of the financial statements with additional and useful comparisons of current results of operations and cash flows with past and future periods. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. Detailed reconciliations of these non-GAAP financial measures to comparable GAAP financial measures have been included in the tables distributed with this release and are available in the Investor Relations section of www.cincinnatibell.com.

1Adjusted EBITDA provides a useful measure of operational performance. The company defines Adjusted EBITDA as GAAP operating income plus depreciation, amortization, restructuring charges, asset impairments, components of pension and other retirement plan costs related to interest costs, asset returns, and amortization of actuarial gains and losses, and other special items.

2Adjusted EBITDA margin provides a useful measure of operational performance. The company defines Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. Adjusted EBITDA margin should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with the measure as defined by other companies.

3Free cash flow provides a useful measure of operational performance, liquidity and financial health. The company defines free cash flow as cash provided by (used in) operating, financing and investing activities, adjusted for the issuance and repayment of debt, debt issuance costs, the repurchase of common stock, and the proceeds from the sale or the use of funds from the purchase of business operations, including transaction costs. Free cash flow should not be considered as an alternative to net income (loss), operating income (loss), cash flow from operating activities, or the change in cash on the balance sheet and may not be comparable with free cash flow as defined by other companies. Although the company feels that there is no comparable GAAP measure for free cash flow, the attached financial information reconciles free cash flow to the net increase (decrease) in cash and cash equivalents.

Net income excluding special items provides a useful measure of operating performance. Net income excluding special items should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with net income excluding special items as defined by other companies.

Net debt provides a useful measure of liquidity and financial health. The company defines net debt as the sum of the face amount of short-term and long-term debt and unamortized premium and/or discount, offset by cash and cash equivalents.

About Cincinnati Bell Inc.

With headquarters in Cincinnati, Ohio, Cincinnati Bell (NYSE: CBB) provides integrated communications solutions—including local, long distance, data, Internet, entertainment and wireless services — that keep residential and business customers in Greater Cincinnati and Dayton connected with each other and with the world. In addition, Cincinnati Bell provides best-in-class data center colocation services to enterprise customers in the Midwest and Texas with fully redundant power and cooling solutions. Complementing the colocation products, Cincinnati Bell also offers complex information technology solutions like managed services and technology staffing. For more information, visit www.cincinnatibell.com.

Cincinnati Bell Inc.
Consolidated Statements of Operations
(Unaudited)
(Dollars in millions, except per share amounts)

	Three Months
	Ended March 31,		Change
	2011	2010	$	%

Revenue	$360.8	$323.7	$37.1	11%

Costs and expenses
Cost of services and products	159.2	133.9	25.3	19%
Selling, general and administrative	64.6	67.2	(2.6)	(4%)
Depreciation and amortization	48.4	40.2	8.2	20%
Acquisition costs and other	2.2	-	2.2	n/m

Operating income	86.4	82.4	4.0	5%

Interest expense	54.5	37.1	17.4	47%
Other income, net	-	(0.1)	0.1	n/m

Income before income taxes	31.9	45.4	(13.5)	(30%)
Income tax expense	14.0	22.6	(8.6)	(38%)

Net income	17.9	22.8	(4.9)	(21%)

Preferred stock dividends	2.6	2.6	-	0%

Net income applicable to common shareowners	$15.3	$20.2	$(4.9)	(24%)

Basic and diluted earnings per common share	$0.08	$0.10

Weighted average common shares outstanding
(in millions)
- Basic	197.8	200.9
- Diluted	199.8	204.7

Cincinnati Bell Inc.
Consolidated Statements of Operations
(Unaudited)
(Dollars in millions, except per share amounts)

	Three Months Ended
	March 31,	December 31,	Change
	2011	2010	$	%

Revenue	$360.8	$362.8	$(2.0)	(1%)

Costs and expenses
Cost of services and products	159.2	171.8	(12.6)	(7%)
Selling, general and administrative	64.6	68.2	(3.6)	(5%)
Depreciation and amortization	48.4	49.8	(1.4)	(3%)
Acquisition costs and other	2.2	-	2.2	n/m
Restructuring charges	-	8.5	(8.5)	n/m

Operating income	86.4	64.5	21.9	34%

Interest expense	54.5	53.7	0.8	1%
Loss on extinguishment of debt	-	36.1	(36.1)	n/m
Other expense, net	-	0.3	(0.3)	n/m

Income (loss) before taxes	31.9	(25.6)	57.5	n/m
Income tax expense (benefit)	14.0	(7.0)	21.0	n/m

Net income (loss)	17.9	(18.6)	36.5	n/m

Preferred stock dividends	2.6	2.6	-	0%

Net income (loss) applicable to common shareowners	$15.3	$(21.2)	$36.5	n/m

Basic and diluted earnings per common share	$0.08	$(0.11)

Weighted average common shares outstanding
(in millions)
- Basic	197.8	200.9
- Diluted	199.8	200.9

Cincinnati Bell Inc.
Income Statements by Segment
(Unaudited)
(Dollars in millions)

	Three Months
	Ended March 31,		Change
	2011	2010	$	%
Wireline
Revenue
Voice - local service	$73.2	$81.3	$(8.1)	(10%)
Data	71.1	70.8	0.3	0%
Long distance and VoIP	27.8	25.5	2.3	9%
Entertainment	5.8	3.1	2.7	87%
Other	6.0	7.0	(1.0)	(14%)

Total revenue	183.9	187.7	(3.8)	(2%)

Operating costs and expenses
Cost of services and products	65.9	63.9	2.0	3%
Selling, general and administrative	33.0	35.3	(2.3)	(7%)
Depreciation and amortization	25.4	25.4	-	0%

Total operating costs and expenses	124.3	124.6	(0.3)	0%

Operating income	$59.6	$63.1	$(3.5)	(6%)

Wireless
Revenue
Service	$65.1	$68.9	$(3.8)	(6%)
Equipment	6.3	4.3	2.0	47%

Total revenue	71.4	73.2	(1.8)	(2%)

Operating costs and expenses
Cost of services and products	32.0	32.1	(0.1)	0%
Selling, general and administrative	13.3	14.4	(1.1)	(8%)
Depreciation and amortization	8.7	9.0	(0.3)	(3%)
Other charges	1.1	-	1.1	n/m

Total operating costs and expenses	55.1	55.5	(0.4)	(1%)

Operating income	$16.3	$17.7	$(1.4)	(8%)

Data Center Colocation
Revenue	$43.4	$20.0	$23.4	117%

Operating costs and expenses
Cost of services	13.7	6.5	7.2	111%
Selling, general and administrative	5.7	2.7	3.0	111%
Depreciation and amortization	12.0	4.1	7.9	193%

Total operating costs and expenses	31.4	13.3	18.1	136%

Operating income	$12.0	$6.7	$5.3	79%

IT Services and Hardware
Revenue
Telecom and IT equipment distribution	$48.5	$33.3	$15.2	46%
Managed services	14.9	12.7	2.2	17%
Professional services	6.9	5.6	1.3	23%

Total revenue	70.3	51.6	18.7	36%

Operating costs and expenses
Cost of services and products	55.0	39.4	15.6	40%
Selling, general and administrative	9.9	9.9	-	0%
Depreciation and amortization	2.2	1.6	0.6	38%

Total operating costs and expenses	67.1	50.9	16.2	32%

Operating income	$3.2	$0.7	$2.5	n/m

Cincinnati Bell Inc.
Income Statements by Segment
(Unaudited)
(Dollars in millions)

	Three Months Ended
	March 31,	December 31,	Change
	2011	2010	$	%
Wireline
Revenue
Voice - local service	$73.2	$74.6	$(1.4)	(2%)
Data	71.1	70.7	0.4	1%
Long distance and VoIP	27.8	25.9	1.9	7%
Entertainment	5.8	5.1	0.7	14%
Other	6.0	6.6	(0.6)	(9%)

Total revenue	183.9	182.9	1.0	1%

Operating costs and expenses
Cost of services and products	65.9	64.9	1.0	2%
Selling, general and administrative	33.0	33.9	(0.9)	(3%)
Depreciation and amortization	25.4	26.7	(1.3)	(5%)
Restructuring charges	-	4.9	(4.9)	n/m

Total operating costs and expenses	124.3	130.4	(6.1)	(5%)

Operating income	$59.6	$52.5	$7.1	14%

Wireless
Revenue
Service	$65.1	$64.6	$0.5	1%
Equipment	6.3	4.9	1.4	29%

Total revenue	71.4	69.5	1.9	3%

Operating costs and expenses
Cost of services and products	32.0	38.4	(6.4)	(17%)
Selling, general and administrative	13.3	18.0	(4.7)	(26%)
Depreciation and amortization	8.7	8.0	0.7	9%
Other charges	1.1	-	1.1	n/m
Restructuring charges	-	1.0	(1.0)	n/m
Total operating costs and expenses	55.1	65.4	(10.3)	(16%)

Operating income	$16.3	$4.1	$12.2	n/m

Data Center Colocation
Revenue	$43.4	$40.6	$2.8	7%

Operating costs and expenses
Cost of services	13.7	12.4	1.3	11%
Selling, general and administrative	5.7	4.6	1.1	24%
Depreciation and amortization	12.0	13.0	(1.0)	(8%)
Restructuring charges	-	1.4	(1.4)	n/m
Total operating costs and expenses	31.4	31.4	-	0%

Operating income	$12.0	$9.2	$2.8	30%

IT Services and Hardware
Revenue
Telecom and IT equipment distribution	$48.5	$56.1	$(7.6)	(14%)
Managed services	14.9	15.7	(0.8)	(5%)
Professional services	6.9	6.4	0.5	8%

Total revenue	70.3	78.2	(7.9)	(10%)

Operating costs and expenses
Cost of services and products	55.0	63.7	(8.7)	(14%)
Selling, general and administrative	9.9	7.4	2.5	34%
Depreciation and amortization	2.2	2.1	0.1	5%
Restructuring charges	-	1.0	(1.0)	n/m
Total operating costs and expenses	67.1	74.2	(7.1)	(10%)

Operating income	$3.2	$4.0	$(0.8)	(20%)

Cincinnati Bell Inc.
Segment Information
(Unaudited)
(Dollars in millions)

	Three Months
	Ended March 31,		Change
	2011	2010	$	%
Revenue
Wireline	$183.9	$187.7	$(3.8)	(2%)
Wireless	71.4	73.2	(1.8)	(2%)
Data Center Colocation	43.4	20.0	23.4	117%
IT Services and Hardware	70.3	51.6	18.7	36%
Eliminations	(8.2)	(8.8)	0.6	(7%)

Total revenue	$360.8	$323.7	$37.1	11%

Cost of Services and Products
Wireline	$65.9	$63.9	$2.0	3%
Wireless	32.0	32.1	(0.1)	0%
Data Center Colocation	13.7	6.5	7.2	111%
IT Services and Hardware	55.0	39.4	15.6	40%
Eliminations	(7.4)	(8.0)	0.6	(8%)

Total cost of services and products	$159.2	$133.9	$25.3	19%

Selling, General and Administrative
Wireline	$33.0	$35.3	$(2.3)	(7%)
Wireless	13.3	14.4	(1.1)	(8%)
Data Center Colocation	5.7	2.7	3.0	111%
IT Services and Hardware	9.9	9.9	-	0%
Corporate and eliminations	2.7	4.9	(2.2)	(45%)

Total selling, general and administrative	$64.6	$67.2	$(2.6)	(4%)

Depreciation and Amortization
Wireline	$25.4	$25.4	$-	0%
Wireless	8.7	9.0	(0.3)	(3%)
Data Center Colocation	12.0	4.1	7.9	193%
IT Services and Hardware	2.2	1.6	0.6	38%
Corporate	0.1	0.1	-	0%

Total depreciation and amortization	$48.4	$40.2	$8.2	20%

Acquisition Costs and Other Charges
Wireline	$-	$-	$-	n/m
Wireless	1.1	-	1.1	n/m
Data Center Colocation	-	-	-	n/m
IT Services and Hardware	-	-	-	n/m
Corporate	1.1	-	1.1	n/m

Total acquisition costs and other charges	$2.2	$-	$2.2	n/m

Operating Income
Wireline	$59.6	$63.1	$(3.5)	(6%)
Wireless	16.3	17.7	(1.4)	(8%)
Data Center Colocation	12.0	6.7	5.3	79%
IT Services and Hardware	3.2	0.7	2.5	n/m
Corporate	(4.7)	(5.8)	1.1	(19%)

Total operating income	$86.4	$82.4	$4.0	5%

Cincinnati Bell Inc.
Segment Information
(Unaudited)
(Dollars in millions)

	Three Months Ended
	March 31,	December 31,	Change
	2011	2010	$	%
Revenue
Wireline	$183.9	$182.9	$1.0	1%
Wireless	71.4	69.5	1.9	3%
Data Center Colocation	43.4	40.6	2.8	7%
IT Services and Hardware	70.3	78.2	(7.9)	(10%)
Eliminations	(8.2)	(8.4)	0.2	(3%)

Total revenue	$360.8	$362.8	$(2.0)	(1%)

Cost of Services and Products
Wireline	$65.9	$64.9	$1.0	2%
Wireless	32.0	38.4	(6.4)	(17%)
Data Center Colocation	13.7	12.4	1.3	11%
IT Services and Hardware	55.0	63.7	(8.7)	(14%)
Eliminations	(7.4)	(7.6)	0.2	(3%)

Total cost of services and products	$159.2	$171.8	$(12.6)	(7%)

Selling, General and Administrative
Wireline	$33.0	$33.9	$(0.9)	(3%)
Wireless	13.3	18.0	(4.7)	(26%)
Data Center Colocation	5.7	4.6	1.1	24%
IT Services and Hardware	9.9	7.4	2.5	34%
Corporate and eliminations	2.7	4.3	(1.6)	(37%)

Total selling, general and administrative	$64.6	$68.2	$(3.6)	(5%)

Depreciation and Amortization
Wireline	$25.4	$26.7	$(1.3)	(5%)
Wireless	8.7	8.0	0.7	9%
Data Center Colocation	12.0	13.0	(1.0)	(8%)
IT Services and Hardware	2.2	2.1	0.1	5%
Corporate	0.1	-	0.1	n/m

Total depreciation and amortization	$48.4	$49.8	$(1.4)	(3%)

Restructuring Charges, Acquisition Costs and Other Charges
Wireline	$-	$4.9	$(4.9)	n/m
Wireless	1.1	1.0	0.1	n/m
Data Center Colocation	-	1.4	(1.4)	n/m
IT Services and Hardware	-	1.0	(1.0)	n/m
Corporate	1.1	0.2	0.9	n/m

Total restructuring charges, acquisition costs and other charges	$2.2	$8.5	$(6.3)	n/m

Operating Income
Wireline	$59.6	$52.5	$7.1	14%
Wireless	16.3	4.1	12.2	n/m
Data Center Colocation	12.0	9.2	2.8	30%
IT Services and Hardware	3.2	4.0	(0.8)	(20%)
Corporate	(4.7)	(5.3)	0.6	(11%)

Total operating income	$86.4	$64.5	$21.9	34%

Cincinnati Bell Inc.
Segment Metric Information
(Unaudited)

	March 31,	December 31,	March 31,
	2011	2010	2010
(in thousands)

Local access lines	663.6	674.1	711.7

High-speed internet subscribers
DSL subscribers	228.2	228.9	234.6
Fioptics subscribers
Fiber	26.4	23.4	13.0
Cable	3.9	3.8	3.6

	258.5	256.1	251.2

Fioptics entertainment subscribers
Fiber	26.4	24.0	14.4
Cable	4.2	4.1	4.2
	30.6	28.1	18.6

Wireless subscribers
Postpaid wireless subscribers	341.9	351.2	367.8
Prepaid wireless subscribers	162.0	157.8	155.5

	503.9	509.0	523.3

Long distance lines
Consumer long distance lines	304.1	309.6	327.2
Business long distance lines	173.0	173.2	174.1

	477.1	482.8	501.3

Data Center Colocation
Data center capacity (in square feet)	659,000	639,000	446,000
Utilization rate*	90%	88%	90%

*

Data center utilization is calculated by dividing data center square footage that is committed contractually to customers, if built, by total data center square footage. Some data center square footage that is committed contractually may not yet be billing to the customer.

Cincinnati Bell Inc.
Local Access Line Detail
(Unaudited)
(In thousands)

	2009				2010				2011
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q	1Q
Local Access Lines

In-Territory:
Primary Residential	392.2	382.8	371.6	362.1	354.1	345.5	336.8	328.9	321.8
Secondary Residential	25.8	24.8	23.6	22.7	21.8	20.8	19.3	19.1	18.3
Business/ Other	274.3	271.5	268.9	265.4	261.9	258.7	256.2	252.5	250.7
Total In-Territory	692.3	679.1	664.1	650.2	637.8	625.0	612.3	600.5	590.8

Out-of-Territory:
Primary Residential	35.4	34.8	34.3	33.3	32.9	32.5	32.1	31.2	30.4
Secondary Residential	1.3	1.2	1.2	1.1	1.1	1.1	1.0	1.0	0.9
Business/ Other	36.3	37.4	38.2	38.9	39.9	40.4	41.5	41.4	41.5
Total Out-of-Territory	73.0	73.4	73.7	73.3	73.9	74.0	74.6	73.6	72.8

Total Access Lines	765.3	752.5	737.8	723.5	711.7	699.0	686.9	674.1	663.6
Cincinnati Bell Inc.
Net Debt and Common Shares Outstanding
(Unaudited)
(Dollars and shares in millions)

	March 31,	December 31,	Change
	2011	2010	$	%

7% Senior Notes due 2015	$251.1	$251.4	(0.3)	0%
8 1/4% Senior Notes due 2017	500.0	500.0	-	0%
8 3/4% Senior Subordinated Notes due 2018	625.0	625.0	-	0%
8 3/8% Senior Notes due 2020	775.0	775.0	-	0%
7 1/4% Senior Notes due 2023	40.0	40.0	-	0%
Various Cincinnati Bell Telephone notes	207.5	207.5	-	0%
Capital leases and other debt	134.6	135.0	(0.4)	0%
Net unamortized discount	(9.9)	(10.3)	0.4	(4%)

Total debt	2,523.3	2,523.6	(0.3)	0%

Less: Interest rate swap adjustment	(3.5)	(3.8)	0.3	(8%)
Less: Cash and cash equivalents	(84.0)	(77.3)	(6.7)	9%

Net debt (as defined by the company)	$2,435.8	$2,442.5	$(6.7)	0%

Credit facility availability	$186.9	$186.9	$-	0%

Common shares outstanding	198.8	197.8	1.0	1%

Cincinnati Bell Inc.
Consolidated Statements of Cash Flows
(Unaudited)
(Dollars in millions)

	Three Months
	Ended March 31,
	2011	2010

Cash provided by operating activities	$65.0	$70.8

Capital expenditures	(52.4)	(27.3)
Acquisitions, net of cash acquired	-	(0.4)
Other, net	0.1	0.1

Cash used in investing activities	(52.3)	(27.6)

Proceeds from issuance of long-term debt, net of financing costs	-	603.3
Net decrease in corporate credit and receivables facilities	-	(85.9)
Repayment of debt	(3.0)	(2.9)
Dividends paid on preferred stock	(2.6)	(2.6)
Other, net	(0.4)	(1.3)

Cash (used in) provided by financing activities	(6.0)	510.6

Net increase in cash and cash equivalents	6.7	553.8
Cash and cash equivalents at beginning of period	77.3	23.0

Cash and cash equivalents at end of period	$84.0	$576.8

Reconciliation of GAAP Cash Flow to
Free Cash Flow (as defined by the company)
Net increase in cash and cash equivalents	$6.7	$553.8
Less adjustments:
Proceeds from issuance of long-term debt, net of financing costs	-	(603.3)
Net decrease in corporate credit and receivables facilities	-	85.9
Repayment of debt	3.0	2.9
Acquisitions, net of cash acquired	-	0.4
Acquisition costs	1.1	-

Free cash flow (as defined by the company)	$10.8	$39.7

Income tax payments	$-	$0.3

Cincinnati Bell Inc.
Free Cash Flow (as defined by the company)
(Unaudited)
(Dollars in millions)

Free Cash Flow for the three months ended March 31, 2010	$39.7

Increase in Adjusted EBITDA	15.4
Increase in capital expenditures	(25.1)
Increase in interest payments	(3.5)
Increase in pension and postretirement payments and contributions	(13.6)
Change in working capital and other	(2.1)

Free Cash Flow for the three months ended March 31, 2011	$10.8

Cincinnati Bell Inc.
Reconciliation of Net Income (GAAP) to Adjusted EBITDA (Non-GAAP)
(Unaudited)
(Dollars in millions)

	Three Months Ended March 31, 2011
	Wireline	Wireless	Data Center Colocation	IT Services & Hardware	Corporate	Total Company

Net Income (GAAP)						$17.9
Add:
Income tax expense						14.0
Interest expense						54.5

Operating Income (GAAP)	$59.6	$16.3	$12.0	$3.2	$(4.7)	$86.4
Add:
Depreciation and amortization	25.4	8.7	12.0	2.2	0.1	48.4
Acquisition costs and other	-	1.1	-	-	1.1	2.2
Pension and other retirement plan expenses	5.0	-	-	-	0.4	5.4

Adjusted EBITDA (Non-GAAP)	$90.0	$26.1	$24.0	$5.4	$(3.1)	$142.4

Adjusted EBITDA Margin	49%	37%	55%	8%	-	39%

	Three Months Ended March 31, 2010
	Wireline	Wireless	Data Center Colocation	IT Services & Hardware	Corporate	Total Company

Net Income (GAAP)						$22.8
Add:
Income tax expense						22.6
Interest expense						37.1
Other income, net						(0.1)

Operating Income (GAAP)	$63.1	$17.7	$6.7	$0.7	$(5.8)	$82.4
Add:
Depreciation and amortization	25.4	9.0	4.1	1.6	0.1	40.2
Pension and other retirement plan expenses	4.1	-	-	-	0.3	4.4

Adjusted EBITDA (Non-GAAP)	$92.6	$26.7	$10.8	$2.3	$(5.4)	$127.0

Adjusted EBITDA Margin	49%	36%	54%	4%	-	39%

Year-over-year dollar change in Adjusted EBITDA	$(2.6)	$(0.6)	$13.2	$3.1	$2.3	$15.4

Year-over-year percentage change in Adjusted EBITDA	(3%)	(2%)	122%	135%	(43%)	12%

Cincinnati Bell Inc.
Reconciliation of Net Income (GAAP) to Adjusted EBITDA (Non-GAAP)
(Unaudited)
(Dollars in millions)

	Three Months Ended March 31, 2011
	Wireline	Wireless	Data Center Colocation	IT Services & Hardware	Corporate	Total Company

Net Income (GAAP)						$17.9
Add:
Income tax expense						14.0
Interest expense						54.5

Operating Income (GAAP)	$59.6	$16.3	$12.0	$3.2	$(4.7)	$86.4
Add:
Depreciation and amortization	25.4	8.7	12.0	2.2	0.1	48.4
Acquisition costs and other	-	1.1	-	-	1.1	2.2
Pension and other retirement plan expenses	5.0	-	-	-	0.4	5.4

Adjusted EBITDA (Non-GAAP)	$90.0	$26.1	$24.0	$5.4	$(3.1)	$142.4

Adjusted EBITDA Margin	49%	37%	55%	8%	-	39%

	Three Months Ended December 31, 2010
	Wireline	Wireless	Data Center Colocation	IT Services & Hardware	Corporate	Total Company

Net Loss (GAAP)						$(18.6)
Add:
Income tax benefit						(7.0)
Interest expense						53.7
Loss on extinguishment of debt						36.1
Other expense, net						0.3

Operating Income (GAAP)	$52.5	$4.1	$9.2	$4.0	$(5.3)	$64.5
Add:
Depreciation and amortization	26.7	8.0	13.0	2.1	-	49.8
Restructuring charges	4.9	1.0	1.4	1.0	0.2	8.5
Pension and other retirement plan expenses	4.1	-	-	-	0.3	4.4

Adjusted EBITDA (Non-GAAP)	$88.2	$13.1	$23.6	$7.1	$(4.8)	$127.2

Adjusted EBITDA Margin	48%	19%	58%	9%	-	35%

Dollar change in Adjusted EBITDA	$1.8	$13.0	$0.4	$(1.7)	$1.7	$15.2

Percentage change in Adjusted EBITDA	2%	99%	2%	(24%)	(35%)	12%

Cincinnati Bell Inc.
Capital Expenditures
(Unaudited)
(Dollars in millions)

	Three Months Ended
	Mar. 31, 2011	Dec. 31, 2010	Sep. 30, 2010	Jun. 30, 2010	Mar. 31, 2010

Wireline	$25.5	$31.2	$24.3	$22.4	$20.7
Wireless	4.8	6.2	1.1	2.2	2.2
Data Center Colocation	21.6	9.4	16.2	3.1	2.4
IT Services and Hardware	0.5	1.7	1.4	3.2	2.0
Corporate	-	-	-	-	-
Total capital expenditures	$52.4	$48.5	$43.0	$30.9	$27.3

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)
(Dollars in millions, except per share amounts)

			Special Items
				Three
		Three		Months Ended
		Months Ended		March 31, 2011
		March 31, 2011	Acquisition Costs	Before Special Items
		(GAAP)	and Other	(Non-GAAP)
			A
	Revenue	$360.8	$-	$360.8

	Costs and expenses
	Cost of services and products	159.2	-	159.2
	Selling, general and administrative	64.6	-	64.6
	Depreciation and amortization	48.4	-	48.4
	Acquisition costs and other	2.2	(2.2)	-
	Operating income	86.4	2.2	88.6

	Interest expense	54.5	-	54.5

	Income before income taxes	31.9	2.2	34.1
	Income tax expense	14.0	0.9	14.9

	Net income	17.9	1.3	19.2

	Preferred stock dividends	2.6	-	2.6

	Net income applicable to common shareowners	$15.3	$1.3	$16.6

	Weighted average diluted common shares	199.8	199.8	199.8

	Diluted earnings per common share*	$0.08	$0.01	$0.08

	Normalized results have been adjusted for the following (pretax adjustments are tax effected at 40%):

A	Costs primarily relate to acquisition expenses and costs related to wireless capital projects abandoned in Q1 2011.
*

Diluted earnings per common share have been calculated independently for the results above. Therefore, the sum of the per share amounts will not necessarily equal the per share results for the Before Special Items (Non-GAAP) results.

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)
(Dollars in millions, except per share amounts)

			Special Items
				Three
		Three		Months Ended
		Months Ended		March 31, 2010
		March 31, 2010	Prescription	Before Special Items
		(GAAP)	Drug Subsidy	(Non-GAAP)
			A
	Revenue	$323.7	$-	$323.7

	Costs and expenses
	Cost of services and products	133.9	-	133.9
	Selling, general and administrative	67.2	-	67.2
	Depreciation and amortization	40.2	-	40.2
	Operating income	82.4	-	82.4

	Interest expense	37.1	-	37.1
	Other income, net	(0.1)	-	(0.1)

	Income before income taxes	45.4	-	45.4
	Income tax expense	22.6	(3.9)	18.7

	Net income	22.8	3.9	26.7

	Preferred stock dividends	2.6	-	2.6

	Net income applicable to common shareowners	$20.2	$3.9	$24.1

	Weighted average diluted common shares	204.7	204.7	204.7

	Diluted earnings per common share	$0.10	$0.02	$0.12

	Normalized results have been adjusted for the following (pretax adjustments are tax effected at 40%):

A	Charge for a change in federal tax law related to retiree medicare drug subsidies.

Cincinnati Bell Inc.
Reconciliation of Operating Income (GAAP) Guidance to Adjusted EBITDA (Non-GAAP) Guidance
(Unaudited)
(Dollars in millions)

2011 Operating Income (GAAP) Guidance	$318

Add:

Depreciation and amortization	192
Pension and other retirement plan expenses:
Interest cost	28
Expected return on assets	(25)
Amortization of loss	17

2011 Adjusted EBITDA (Non-GAAP) Guidance	$530	*

* Plus or minus 2 percent.

CONTACT:
Investor / Media contact:
Cincinnati Bell Inc.
Kim Sheehy, 513-397-7862
Kim.sheehy@cinbell.com